Paycheck Protection Program
Borrower Application Form

OMB Control No.: 3245-0407
Expiration Date: 09/30/2020

Check One:	☐ Sole proprietor ☐ Partnership ☒ C-Corp ☐ S-Corp ☐ LLC ☐ Independent contractor ☐ Eligible self-employed individual ☐ 501(c)(3) nonprofit ☐ 501(c)(19) veterans organization ☐ Tribal business (sec. 31(b)(2)(C) of Small Business Act) ☐ Other	DBA or Tradename if Applicable	
Business Legal Name			
TheStreet, Inc			
Business Address		**Business TIN (EIN, SSN)**	**Business Phone**
225 Liberty Street, 27th Floor		06-1515824	203-253-9677
New York, NY 10281-1058		**Primary Contact**	**Email Address**
		Douglas Smith	dsmith@maven.io

Average Monthly Payroll:	$ 2,281,090	x 2.5 + EIDL, Net of Advance (if Applicable) Equals Loan Request:	$ 5,702,725	Number of Employees:	301
Purpose of the loan (select more than one):	☒ Payroll ☒ Lease / Mortgage Interest ☒ Utilities ☐ Other (explain):____________				

Applicant Ownership

List all owners of 20% or more of the equity of the Applicant. Attach a separate sheet if necessary.

Owner Name	Title	Ownership %	TIN (EIN, SSN)	Address
TheMaven, Inc.	Public (No >20% Owner)	100%	68-0232575	1500 Fourth Ave, Suite 200, Seattle WA 98101

If questions (1) or (2) below are answered "Yes," the loan will not be approved.

Question	Yes	No
1. Is the Applicant or any owner of the Applicant presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy?	☐	☒
2. Has the Applicant, any owner of the Applicant, or any business owned or controlled by any of them, ever obtained a direct or guaranteed loan from SBA or any other Federal agency that is currently delinquent or has defaulted in the last 7 years and caused a loss to the government?	☐	☒
3. Is the Applicant or any owner of the Applicant an owner of any other business, or have common management with, any other business? If yes, list all such businesses and describe the relationship on a separate sheet identified as addendum A.	☐	☒
4. Has the Applicant received an SBA Economic Injury Disaster Loan between January 31, 2020 and April 3, 2020? If yes, provide details on a separate sheet identified as addendum B.	☐	☒

If questions (5) or (6) are answered "Yes," the loan will not be approved.

Question	Yes	No
5. Is the Applicant (if an individual) or any individual owning 20% or more of the equity of the Applicant subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction, or presently incarcerated, or on probation or parole? Initial here to confirm your response to question 5 → DS	☐	☒
6. Within the last 5 years, for any felony, has the Applicant (if an individual) or any owner of the Applicant 1) been convicted; 2) pleaded guilty; 3) pleaded nolo contendere; 4) been placed on pretrial diversion; or 5) been placed on any form of parole or probation (including probation before judgment)? Initial here to confirm your response to question 6 → DS	☐	☒
7. Is the United States the principal place of residence for all employees of the Applicant included in the Applicant's payroll calculation above?	☒	☐
8. Is the Applicant a franchise that is listed in the SBA's Franchise Directory?	☐	☒

Paycheck Protection Program
Borrower Application Form

By Signing Below, You Make the Following Representations, Authorizations, and Certifications

CERTIFICATIONS AND AUTHORIZATIONS

I certify that:

- I have read the statements included in this form, including the Statements Required by Law and Executive Orders, and I understand them.
- The Applicant is eligible to receive a loan under the rules in effect at the time this application is submitted that have been issued by the Small Business Administration (SBA) implementing the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (the Paycheck Protection Program Rule).
- The Applicant (1) is an independent contractor, eligible self-employed individual, or sole proprietor or (2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for the Applicant's industry.
- I will comply, whenever applicable, with the civil rights and other limitations in this form.
- All SBA loan proceeds will be used only for business-related purposes as specified in the loan application and consistent with the Paycheck Protection Program Rule.
- To the extent feasible, I will purchase only American-made equipment and products.
- The Applicant is not engaged in any activity that is illegal under federal, state or local law.
- Any loan received by the Applicant under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule.

For Applicants who are individuals: I authorize the SBA to request criminal record information about me from criminal justice agencies for the purpose of determining my eligibility for programs authorized by the Small Business Act, as amended.

CERTIFICATIONS

The authorized representative of the Applicant must certify in good faith to all of the below by **initialing** next to each one:

DS DS The Applicant was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC.

DS DS Current economic uncertainty makes this loan request necessary to support the ongoing operations of the Applicant.

DS DS The funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule; I understand that if the funds are knowingly used for unauthorized purposes, the federal government may hold me legally liable, such as for charges of fraud.

DS DS The Applicant will provide to the Lender documentation verifying the number of full-time equivalent employees on the Applicant's payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight-week period following this loan.

DS DS I understand that loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the forgiven amount may be for non-payroll costs.

DS DS During the period beginning on February 15, 2020 and ending on December 31, 2020, the Applicant has not and will not receive another loan under the Paycheck Protection Program.

DS DS I further certify that the information provided in this application and the information provided in all supporting documents and forms is true and accurate in all material respects. I understand that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

DS DS I acknowledge that the lender will confirm the eligible loan amount using required documents submitted. I understand, acknowledge and agree that the Lender can share any tax information that I have provided with SBA's authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

DocuSigned by:

Douglas Smith

Signature of Authorized Representative of Applicant

4/6/2020

Date

Douglas Smith

Print Name

Chief Financial Officer

Title